Exhibit 10.15

ADVISORY SERVICES AGREEMENT

This ADVISORY SERVICES AGREEMENT (this “Agreement”), dated as of October 31, 2013 (the “Effective Date”), is entered into by and between Platform Specialty Products Corporation (f/k/a Platform Acquisition Holdings Limited) (the “Company”), and Mariposa Capital, LLC, a Delaware limited liability company (“Advisor”).

WHEREAS, the Company desires to receive from Advisor, and Advisor desires to provide to the Company, the Services (as defined below) pursuant to the terms and conditions set forth in this Agreement; and

WHEREAS, the compensation arrangements set forth in this Agreement are designed to compensate Advisor for providing such Services to the Company.

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, the parties hereto agree as follows:

1. Agreement; Term.

(a) The Company hereby retains Advisor to perform, and Advisor agrees to render to the Company and its direct and indirect subsidiaries (“Subsidiaries”), on the terms herein set forth, the following services (collectively, the “Services”):

(i)	corporate development and advisory services;

(ii)	advisory services with respect to mergers and acquisitions;

(iii)	investor relations services;

(iv)	strategic planning advisory services;

(v)	capital expenditure allocation advisory services;

(vi)	strategic treasury advisory services (including without limitation advice regarding financings, equity offerings, global cash planning and other related services); and

(vii)	such other services relating to the Company and its Subsidiaries as may from time to time be mutually agreed to among the parties.

(b) It is expressly understood and agreed that Advisor shall devote only so much time, and shall consult with and advise the officers and directors of the Company only to such extent and, at such times and places, as may be mutually convenient to the Company and Advisor. Advisor shall be free to provide similar services to such other business enterprises or activities as Advisor may deem fit without any limitation or restriction whatsoever.

(c) The initial term of this Agreement shall commence as of the Effective Date and shall terminate on the first anniversary of the Effective Date (the “Initial Term”). The Initial Term shall be automatically renewed for successive one-year terms (each, a “Renewal Term”) unless either party notifies the other party in writing of its intention not to renew the Agreement no later than 90 days prior to the expiration of the Initial Term or a Renewal Term, as the case may be. This Agreement may only be terminated by the Company upon a vote of a majority of the Company’s directors. In the event that this Agreement is terminated by the Company, the effective date of the termination shall be six months following the expiration of the Initial Term or a Renewal Term, as the case may be.

2. Compensation and Expenses.

(a) For the Services to be rendered by Advisor hereunder, Advisor shall receive an annual fee (the “Management Fee”) equal to $2,000,000. The Company shall pay the Management Fee in quarterly installments, in advance, equal to $500,000. Within ten (10) days of the date hereof, the Company shall pay Advisor an amount representing the pro rata portion of the Management Fee for the quarter ending December 31, 2013.

(b) The Company shall reimburse Advisor for the cost of all reasonable out-of-pocket fees and expenses incurred by Advisor and its affiliates in the performance of the Services hereunder and all matters related thereto. The aforementioned expenses will be payable by the Company to Advisor or its designee promptly following presentation by Advisor of invoices for such expenses.

3. Relationship of the Parties. Advisor is providing the Services hereunder as an independent contractor. Nothing in this Agreement shall be deemed to constitute the parties hereto as joint venturers, alter egos, partners or participants in an unincorporated business or other separate entity, nor in any manner create any employer-employee or principal-agent relationship between the Company and/or any of its Subsidiaries on the one hand, and Advisor or any of Advisor’s members, Advisors, officers or employees on the other hand (notwithstanding the fact that the Company and Advisor may have in common any officers, directors, stockholders, members, managers, employees, or other personnel).

4. Directors and Officers. Nothing in this Agreement shall be construed to relieve the directors or officers of the Company and its Subsidiaries from the performance of their respective duties or limit the exercise of their powers in accordance with the Company’s and its Subsidiaries’ charter, bylaws, operating agreement, other constituent documents, applicable law, or otherwise. The activities of the Company and its Subsidiaries shall at all times be subject to the control and direction of their respective directors and officers. The Company and its Subsidiaries reserve the right to make all decisions with regard to any matter upon which Advisor has rendered its advice and consultation. The Company, its Subsidiaries and Advisor expressly acknowledge and agree that Advisor is being engaged by the Company and its Subsidiaries to provide the Services to the Company and its Subsidiaries, for which Advisor will be compensated pursuant to the terms of this Agreement. Advisor shall not, and shall have no authority to, control the Company or its Subsidiaries or the Company’s or its Subsidiaries’ day-to-day operations, whether through the performance of Advisor’s duties hereunder or otherwise. Moreover, although the Company and/or its Subsidiaries may grant to Advisor authority to sign, review or approve the Company’s and/or its Subsidiaries’ checks, payments, expenditures, transfers and/or conveyances, any such grant of authority shall be made by the Company or its Subsidiaries, as applicable, and accepted by Advisor with the express understanding and limitation that Advisor shall possess and exercise such authority solely in its capacity as a provider of the Services pursuant to the terms of this Agreement, and in no other capacity, and that no inference shall be drawn therefrom as to any ability of Advisor to control the Company or its Subsidiaries or the Company’s or its Subsidiaries’ day-to-day operations or any liability or responsibility therefor. The Company’s and its Subsidiaries’ directors, officers and employees shall retain all responsibility for the Company, its Subsidiaries and their operations as and to the extent required by the Company’s and its Subsidiaries’ charter, bylaws, operating agreement, other constituent documents, and applicable law.

5. Limitation of Liability. Neither Advisor nor any of its affiliates, nor any of their respective members, managers, partners, directors, officers, employees, agents and/or controlling persons, nor any successor by operation of law (including by merger) of any such person, nor any entity that acquires all or substantially all of the assets of any such person in a single transaction or series of related transactions (all of the foregoing, collectively, the “Advisor Indemnitees”) shall be liable to the Company or any of its Subsidiaries or affiliates or any of the security holders or creditors of the Company or any of its affiliates for (i) any damage, loss, liability, deficiency, diminution in value, action, suit, claim, proceeding, investigation, audit, demand, assessment, fine, judgment, cost or other expense (including, without limitation, legal fees and expenses) (collectively “Liabilities”) directly or indirectly (whether direct or indirect, in contract or tort or otherwise) arising out of, related to, caused by, based upon or in connection with the performance of the Services contemplated by this Agreement unless such Liability shall be proven to result directly and primarily from the willful misconduct of such person or (ii) any Outside Activities (as defined below). Advisor makes no representations or warranties, express or implied, in respect of the Services provided by any Advisor Indemnitee. In no event will any Advisor Indemnitee be liable to the Company (x) for any special, indirect, punitive, incidental or consequential damages, including, without limitation, loss of profits or savings or lost business, whether or not such damages are foreseeable or such Advisor Indemnitee has been advised of the possibility of such damages or (y) in respect of any Liabilities relating to any third party claims (whether based in contract, tort or otherwise), except as set forth in Section 6 below. Under no circumstances will the aggregate of any and all Liabilities of Advisor Indemnitees exceed, in the aggregate, the fees actually paid to Advisor hereunder.

6. Indemnification. The Company and its Subsidiaries shall jointly and severally reimburse, defend, indemnify and hold Advisor Indemnitees, and each of them, harmless from and against any Liabilities arising out of, related to, caused by, based upon or in connection with (a) any act or omission of, or on behalf of, the Company, any of its Subsidiaries, Advisor or any of Advisor Indemnitees, except to the extent proven to result directly and primarily from the willful misconduct of the person seeking indemnification, or (b) any act or omission made at the direction of the Company or any of its Subsidiaries (collectively, “Claims”). The Company and its Subsidiaries and affiliates shall jointly and severally defend at their own cost and expense any and all suits or actions (just or unjust) which may be brought against the Company, its Subsidiaries or any of their affiliates, or any Advisor Indemnitee or in which any Advisor Indemnitee may be impleaded with others upon any Claims, or upon any matter, directly or indirectly arising out of, related to, caused by, based upon or in connection with this Agreement or the performance (or failure of performance) hereof by any Advisor Indemnitee.

7. Notices. All notices, requests, demands or other communications permitted or required to be given hereunder shall be given or made in writing and shall be (i) delivered personally (including delivery by commercial courier), (ii) sent by registered or certified airmail, postage prepaid, or (iii) sent by telecopier, addressed to the party to whom they are directed at the following addresses, or at such other address as ay be designated by notice from such party hereunder:

To the Company:

Platform Specialty Products Corporation Nemours Chambers Road Town Tortola British Virgin Islands
Attention:	Karen Fahie
Ogier Fiduciary Services
Facsimile No.: +1-(284) 852-7450

To Advisor:

Mariposa Capital, LLC 5200 Blue Lagoon Drive Suite 855 Miami, Florida 33126 Attention: Desiree DeStefano Facsimile No.: +1-(305) 675-0653

Any notice, request, demand or other communication permitted or required to be given hereunder shall be deemed conclusively to have been given: (a) on the first business day following the day timely deposited with a nationally recognized overnight delivery service with an order for next-day delivery, with the cost of delivery prepaid for the account of the sender; (b) on the fifth business day following the day duly sent by certified or registered United States mail, postage prepaid and return receipt requested; or (c) if delivered by other means, when actually received by the addressee on a business day (or on the next business day if received after the close of normal business hours or on any non-business day).

8. Assignment; Successors and Assigns. This Agreement and the rights, duties and obligations of the Company and its Subsidiaries hereunder may not be assigned or delegated by the Company or its Subsidiaries without the prior written consent of Advisor. This Agreement and the rights, duties and obligations of Advisor hereunder may not be assigned or delegated by Advisor, other than to an affiliate of Advisor, without the prior written consent of the Company (which consent shall not be unreasonably withheld, delayed or conditioned). All covenants, promises and agreements by or on behalf of the parties contained in this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

9. Amendments. No amendment, supplement or waiver of any provision of this Agreement shall be effective unless the same shall be in writing and signed by Advisor and the Company (in the case of an amendment or supplement) or by the waiving party (in the case of a waiver).

10. Applicable Law; WAIVER OF JURY TRIAL. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without giving effect to principles of conflicts of law or choice of law that would compel the application of the substantive laws of any other jurisdiction. EACH PARTY HERETO HEREBY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT, OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF.

11. Section Headings. The headings of each section are contained herein for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

12. Entire Agreement. This Agreement sets forth the entire agreement of the parties hereto with regard to the subject matter hereof and supersedes and replaces all prior agreements, understandings and representations, oral or written, with regard to such matters.

13. Severability. If any provision of this Agreement or application thereof under any circumstances is adjudicated to be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect any other provision or application of this Agreement which can be given effect without the invalid or unenforceable provision or application and shall not invalidate or render unenforceable such provision or application in any other jurisdiction. If any provision is held void, invalid or unenforceable with respect to particular circumstances, it shall nevertheless remain in full force and effect in all other circumstances.

14. Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, and both of which together shall constitute one and the same document. Any counterpart may be executed by PDF or facsimile signature and such PDF or facsimile signature shall be deemed an original.

15. Further Assurances. Each party hereto agrees to use all reasonable efforts to obtain all consents and approvals, and to do all other things, necessary for the transactions contemplated by this Agreement. The parties agree to take such further action and to deliver or cause to be delivered any additional agreements or instruments as any of them may reasonably request for the purpose of carrying out this Agreement and the agreements and transactions contemplated hereby.

16. Attorneys’ Fees. If any action at law or in equity is necessary or desirable to enforce or interpret the terms of this Agreement, to protect the rights obtained hereunder, or where any provision hereof is validly asserted as a defense, then Advisor shall be entitled to recover from the Company its reasonable attorneys’ fees incurred in connection therewith, including attorneys’ fees on appeal, and all costs and disbursements, in addition to any other available relief or remedy to which it may be entitled.

17. Outside Activities. The Company hereby acknowledges and agrees that one or more of Advisor Indemnitees have had, and from time to time may have, outside activities or interests that conflict or may conflict with the best interests of the Company, its Subsidiaries or any of their affiliates (collectively, “Outside Activities”), including (without limitation) investment opportunities or investments in, ownership of, or participation in entities that are or could be complementary to, or competitive with, the Company, its Subsidiaries or any of their affiliates. The Company hereby consents to all such Outside Activities, and no Advisor Indemnitee shall be liable to the Company, its Subsidiaries or any of their affiliates for breach of any duty (contractual or otherwise), including without limitation any fiduciary duties, by reason of any such activities or of such person’s participation therein. In the event that any Advisor Indemnitee acquires knowledge of a potential transaction or matter that may be a corporate opportunity for both the Company, its Subsidiaries or any of their affiliates, on the one hand, and any Advisor Indemnitee, on the other hand, or any other person, no Advisor Indemnitee shall have any duty (contractual or otherwise), including without limitation any fiduciary duties, to communicate, present or offer such corporate opportunity to the Company, its Subsidiaries or any of their affiliates and, notwithstanding any provision of this Agreement to the contrary, shall not be liable to the Company, its Subsidiaries or any of their affiliates for breach of any duty (contractual or otherwise), including without limitation any fiduciary duties, by reason of the fact that any Advisor Indemnitee directly or indirectly pursues or acquires such opportunity for itself, directs such opportunity to another person, or does not present or communicate such opportunity to the Company, its Subsidiaries or any of their affiliates, even though such corporate opportunity may be of a character that, if presented to the Company, its Subsidiaries or any of their affiliates, could be taken by the Company, its Subsidiaries or any of their affiliates, as applicable. The Company hereby renounces any interest, right, or expectancy in any such opportunity not offered to it by Advisor Indemnitees to the fullest extent permitted by law. For the avoidance of doubt, the provisions of this Section 17 shall not limit in any respect the provisions of Section 4 of this Agreement.

18. Construction. The construction of this Agreement shall not take into consideration the party who drafted or whose representative drafted any portion of this Agreement, and no canon of construction shall be applied that resolves ambiguities against the drafter of a document.

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IN WITNESS WHEREOF, the parties have executed this Advisory Services Agreement as of the date first above written.

COMPANY:

PLATFORM SPECIALTY PRODUCTS CORPORATION

By:
Name:	Daniel H. Leever
Title:	Chief Executive Officer

ADVISOR:

MARIPOSA CAPITAL, LLC

By:
Name:
Title: